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RELEASE:  IMMEDIATE

                   GETTY REALTY CORP. ANNOUNCES THE RESULTS OF
                   REDEMPTION OF ITS SERIES A PREFERRED SHARES

         JERICHO, N.Y., September 26, 2003 - Leo Liebowitz, President and Chief Executive Officer of Getty Realty Corp. (NYSE - GTY), reported today that shareholders of 98% of the Series A Participating Convertible Redeemable Preferred Stock (NYSE - GTY PrA) exercised their right to convert their shares into shares of the Company's Common Stock (NYSE - GTY) prior to redemption. These shareholders converted 2,816,919 shares of Preferred Stock into 3,186,355 shares of Common Stock at the conversion rate of 1.1312 shares of Common Stock for each share of Preferred Stock so converted, and received cash in lieu of fractional shares of Common Stock.

         The remaining 48,849 shares of the issued and outstanding Preferred Stock were redeemed as of September 24, 2003 for an aggregate amount, including accrued dividends through the call date, of approximately $1,234,000. Holders of redeemed Preferred Stock will receive $25.00 for each share plus a mandatory redemption dividend of $.27118 per share. The Preferred Stock has ceased accruing dividends and trading on the NYSE.

         Mr. Liebowitz stated, "I am pleased that, as we anticipated, almost all of the preferred shareholders have elected to convert their preferred shares into common shares, continuing their investment in the Company."

         Getty Realty Corp. is a real estate investment trust specializing in the ownership and leasing of retail motor fuel and convenience store properties as well as petroleum distribution terminals. The Company owns and leases approximately 1,100 properties in the Eastern United States.

         CERTAIN STATEMENTS IN THIS NEWS RELEASE MAY CONSTITUTE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN USED HEREIN, THE WORDS "BELIEVES", "EXPECTS", "PLANS", "ESTIMATES" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.

Contact:   Thomas J. Stirnweis
           (516) 478-5403